                                 AMENDED AND RESTATED
                                 CUSTODIAN AGREEMENT

          THIS AGREEMENT made on August 31, 1995, and amended December 15, 1997 among Skyline Funds, a Massachusetts business trust ("Skyline"), Skyline Asset Management, L. P., a Delaware limited partnership (the "Manager"), and FIRSTAR TRUST COMPANY, a corporation organized under the laws of the State of Wisconsin (hereinafter called "Custodian"),

                                W I T N E S S E T H :

          WHEREAS, Skyline is an open-end management investment company registered under the Investment Company Act of 1940; and

          WHEREAS, Skyline has three series, Skyline Special Equities Portfolio, Skyline Special Equities II and Skyline Small Cap Contrarian (each a "Fund" and together, the "Funds");

          WHEREAS, Skyline desires that the securities and cash of each Fund shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement;

          WHEREAS, Skyline and the Manager have entered into investment advisory agreements pursuant to which the Manager acts as investment adviser to each of the Funds and has agreed to pay certain ordinary operating expenses of each Fund, including the fees and expenses payable to the Custodian under this Agreement; and

          NOW, THEREFORE, in consideration of the mutual agreements herein made, Skyline, the Manager and the Custodian agree as follows:

1.   DEFINITIONS

          The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

          The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of Skyline or a Fund by any two of the President, a Vice President, the Secretary and the Treasurer of Skyline, or any other persons duly authorized to sign by the Board of Trustees.

          The word "Board" shall mean Board of Trustees of Skyline.

2. Skyline hereby employs Custodian as the custodian of its assets held in each of the Funds. Skyline agrees to deliver to Custodian all securities and cash owned by the Funds, and all payments of income, payments of principal or capital distributions received by the Funds with respect to all securities owned by the Funds from time to time, and the cash consideration received by Skyline for such new or treasury shares of beneficial interest in the Funds as may be issued or sold from time to time.

3.   NAMES, TITLES, AND SIGNATURES OF SKYLINE'S OFFICERS

          An officer of Skyline will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of Trustees, together with any changes which may occur from time to time.

4.   RECEIPT AND DISBURSEMENT OF MONEY

          A. Custodian shall open and maintain a separate account or accounts in the name of each Fund, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of such Fund. Upon receipt of proper instructions, which may by their terms be continuing instructions when deemed appropriate by the parties, Custodian shall make payments of cash to, or for the account of a Fund from such cash only:

          (a) for the purchase of securities for the portfolio of that Fund against the delivery of such securities to Custodian, registered in the name of the Fund or of the nominee of Custodian referred to in Section 8 or in proper form for transfer; all securities accepted by Custodian shall be accompanied by payment of, or a "due bill" for, any dividends, interest, or other distributions of the issuer, due the purchaser; (b) in the case of a purchase effected through a clearing agency or book entry system, in accordance with the conditions set forth in Section 15 hereof; or
               (c) in the case of repurchase agreements entered into between a Fund and Custodian, or another bank (i) against delivery of the securities either in certificate form or through an entry crediting Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by Custodian along with written evidence of the agreement by Custodian to repurchase such securities from the Fund.

          (b) for the repurchase or redemption of shares of beneficial interest of a Fund upon delivery thereof to Custodian;

          (c) for the payment of interest, dividends, taxes, investment adviser's fees or fees and expenses of Skyline's non-interested trustees;

          (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by a Fund provided that the consideration therefor to be delivered to Custodian; or

          (e) for other proper corporate purposes certified by resolution of the Board.

          Before making any such payment, Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c), or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of Skyline's issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

          B. Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which a Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments. In furtherance of the foregoing, Custodian is hereby authorized to endorse all checks, drafts or other orders for the payment of money received by Custodian for the account of a Fund. Custodian shall collect on a timely basis all income and other payments with respect to bearer of securities if, on the date of payment by the issuer, such securities are held by Custodian and shall credit such income, as collected, to the Fund's custodian account. In any case in which Custodian does not receive any such due and unpaid income within a reasonable time after it has made proper demands for the same (which shall be presumed to consist of at least three demand letters and at least one telephonic demand), it shall so notify the applicable Fund in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto and to telephonic demands, and await proper instructions; Custodian shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. It shall also notify the applicable Fund as soon as reasonably practicable whenever income due on securities, in respect to which such Fund requests such notice, is not collected in due course.

          C. Custodian shall, upon receipt of proper instructions, make federal funds available to a Fund as of specified times agreed upon from time to time by Skyline and the Custodian in the amount of checks received in payment for shares of that Fund which are deposited into that Fund's account.

          D. In any and every case where payment for purchase of securities for the account of a Fund is made by Custodian in advance of receipt of the securities purchased, in the absence of specific written instructions from Skyline on behalf of such Fund to so pay in advance, Custodian shall be absolutely liable to such Fund for such securities to the same extent as if the securities had been received by Custodian, except that in the case of repurchase agreements entered into by the Fund with a bank which is a member of the Federal Reserve System, Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of Custodian maintained with a Federal Reserve Bank or of the safe-keeping receipt, provided that such securities have in fact been so transferred by book entry.

5.   RECEIPT OF SECURITIES

          Custodian shall hold in a separate account, and physically segregated at all times from those of any other persons, firms, or corporations, pursuant to the provisions of this Agreement, all non-cash property, including securities received by it from or for the account of each Fund, provided that securities may be maintained in a securities depository or book entry system in accordance with the conditions set forth in Section 16 of this Agreement. All such non-cash property, including securities, shall be held or disposed of by Custodian for, and subject at all times to the instructions, of Skyline on behalf of a Fund and pursuant to the terms of this Agreement. Custodian shall have no power or authority to assign, hypothecate, pledge, or otherwise dispose of any such securities and investments, except pursuant to the direction of Skyline on behalf of a Fund and only for the account of such Fund as set forth in paragraph 6 of this Agreement.

6.   SEGREGATED ACCOUNTS

          Upon receipt of proper instructions, the Custodian shall establish and maintain a segregated account(s) for and on behalf of each Fund, into which account(s) may be transferred cash and/or securities.

7.   TRANSFER, EXCHANGE, REDELIVERY, ETC. OF SECURITIES

          Custodian shall have sole power to release or deliver any securities of a Fund held by it pursuant to this Agreement. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only upon receipt of proper instructions, which may by their terms be continuing instructions when deemed appropriate by the parties, and only:

          (a) upon sales of such securities for the account of the Fund and receipt by Custodian of payment therefor;

          (b) when such securities are called, redeemed or retired or otherwise become payable, provided that the cash or other consideration therefor is to be delivered to Custodian;

          (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

          (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

          (e) upon conversion of such securities pursuant to their terms into other securities, provided that the securities and cash, if any, are to be delivered to Custodian;

          (f) upon exercise of subscription, purchase or other similar rights represented by such securities, provided that the securities and cash, if any, are to be delivered to Custodian;

          (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities, provided that the definitive securities are to be delivered to Custodian;

          (h) for the purpose of redeeming in kind shares of beneficial interest of a Fund upon delivery thereof to Custodian;

          (i) upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by a Fund; or

          (j)  for other proper corporate purposes.

          Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g), (h), or (i) of this Section 6 and also, in respect of item (j), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of Skyline's issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

8.   CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS

          Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of a Fund, which call for payment upon presentation and hold the cash received by it upon such payment for the account of that Fund; (b) collect interest and cash dividends received, with notice to the Fund, for the account of a Fund; (c) hold for the account of a Fund hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and (d) execute, as agent on behalf of a Fund, all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

9.   REGISTRATION OF SECURITIES

          Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of the applicable Fund or of any nominee for the applicable Fund or of any registered nominee of Custodian assigned exclusively to the applicable Fund (as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued hereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes), and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state.

          Skyline shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of the applicable registered nominee, any securities which it may hold for the account of a Fund and which may from time to time be registered in the name of a Fund. All securities accepted by Custodian on behalf of a Fund hereunder shall be in "street" or other good delivery form.

10.  VOTING AND OTHER ACTION

          Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of a Fund, except in accordance with the instructions contained in an officers' certificate. Custodian shall deliver, or cause to be executed and delivered, to Skyline all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

          Custodian shall transmit promptly to the applicable Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by Custodian from issuers of the securities being held for such Fund. With respect to tender or exchange offers, Custodian shall transmit promptly to the Fund all written information received by Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If a Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify Custodian at least two business days prior to the date on which Custodian is to take action.

11.  TRANSFER TAX AND OTHER DISBURSEMENTS

          Each Fund shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities of that Fund made hereunder. The Manager shall pay or reimburse Custodian from time to time for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

          Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the

Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptable transfers and/or deliveries of any such securities.

12.  CONCERNING CUSTODIAN

          Custodian shall be paid by the Manager as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing among the parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto.

          So long as and to the extent that it exercises reasonable care, Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board of Trustees of Skyline, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

          Skyline agrees on behalf of each Fund to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement as to that Fund, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. Custodian is authorized to charge any account of the Funds for such items. In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of Skyline, on behalf of a Fund, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of that Fund shall be security therefore.

13.  SUBCUSTODIANS
          Custodian is hereby authorized to engage another bank or trust company as a Subcustodian for all or any part of a Fund's assets, provided that such bank or trust company is a bank or trust company organized under the laws of any state of the United States, having an aggregate capital, surplus and undivided profit, as shown by its last published report, of not less than Two Million Dollars ($2,000,000); and provided further that if the Custodian utilizes the services of a Subcustodian, the Custodian shall remain fully liable and responsible to each Fund on account of actions or omissions of the Subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of the Custodian Agreement.

          Notwithstanding anything contained herein, if Skyline on behalf of a Fund requires the Custodian to engage specific Subcustodians for the safekeeping and/or clearing of assets, Skyline on behalf of that Fund agrees to indemnify and hold harmless Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such Subcustodian in regard to the Fund's assets, except as may arise from its own negligent action, negligent failure to act or willful misconduct.

14.  REPORTS BY CUSTODIAN

          Custodian shall furnish each Fund periodically as agreed upon with a statement summarizing all transactions and entries for the account of that Fund. Custodian shall furnish to each Fund, at the end of every month, a list of the portfolio securities showing the aggregate cost of each issue and a list of all securities transactions that remain unsettled at such time. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and of auditors employed by, Skyline.

15.  TERMINATION OR ASSIGNMENT

          This Agreement may be terminated by Skyline, or by Custodian, on ninety (90) days notice, given in writing and sent by registered mail to Custodian at P.O. Box 20S4, Milwaukee, Wisconsin 53201, or to Skyline at 311 South Wacker Drive, Chicago, Illinois 60606-6675, as the case may be. Upon any termination of this Agreement, Custodian shall deliver to the successor custodian appointed by Skyline's Board of Trustees (as evidenced by a certified vote) at the office of the Custodian, all securities and other property held by it hereunder, with such securities duly endorsed for transfer. If no such successor custodian shall be appointed, Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of Skyline, deliver at the office of Custodian such securities, funds and other properties in accordance with such vote. In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to Custodian on or before the date when such termination shall become effective, then Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by Custodian and all instruments held by Custodian relative thereto and all other property held by it under this Agreement. Thereafter, such bank or trust company shall be the successor of Custodian under this Agreement. Notwithstanding the foregoing, custodian shall not be required to make any such delivery or payment until full payment shall have been made of all liabilities constituting a charge on or against the properties then held by custodian or on or against custodian, and until full payment shall have been made to custodian of all its fees, compensation costs and expenses, subject to the provisions of Section 12 of this Agreement. In the event that securities, funds and other properties remain in the possession of Custodian after the date of termination hereof owning to failure of Skyline to procure the certified copy of vote referred to or of the Board of Trustees to appoint a successor custodian, Custodian shall be entitled to compensation for its services during such period as Custodian retains possession of such securities, funds and other properties in accordance with the fee schedule most recently in effect and the provisions of this Agreement relating to the duties and obligations of Custodian shall remain in full force and effect.

          This Agreement may not be assigned by Custodian without the consent of the Funds, authorized or approved by a resolution of its Board of Trustees.
This Agreement supersedes and terminates, as of the close of business on the date hereof, all prior contracts between Custodian and Skyline relating to custody of the assets of the Funds.

16.  DEPOSITS OF SECURITIES IN SECURITIES DEPOSITORIES

          Custodian may deposit and/or maintain securities owned by the Funds in a clearing agency registered with the Securities and Exchange Commission under
Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, each of which is referred to herein as "a Securities System," in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

     1. Custodian may keep securities of a Fund in a Securities System provided that such securities are represented in an account ("Account") of Custodian in the Securities System which shall not include any assets of Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     2. The records of Custodian with respect to securities of each Fund which are maintained in the Securities System shall identify by book-entry those securities belonging to the Fund;

     3. Custodian shall pay for securities purchased for the account of a Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of Custodian to reflect such payment and transfer for the account of the Fund. Custodian shall transfer securities sold or loaned for the account of a Fund upon (i) receipt of advice from the Securities System that payment or collateral for such securities has been transferred to the Account, and (ii) the making of an entry on the records of Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for the Fund by Custodian and be provided to the Fund at its request.

     4. Custodian shall promptly provide Skyline with any report obtained by Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

     5. Anything to the contrary herein notwithstanding, Custodian shall be liable to a Fund for any loss or damage to such Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of Custodian or any of its agents or of any of its or their employees or from failure of Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of Custodian with respect to any claim against the Securities System or any other person which Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage;

     6. Custodian shall not be authorized to act under this Section in the absence of an appropriate certificate of Skyline that the Board of Trustees has approved the use of a particular Securities Systems and any changes to arrangements in connection therewith.

17. INDEPENDENT ACCOUNTANTS. Custodian shall provide the Funds, at such times as Skyline may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by Custodian under this Agreement; such reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by Skyline, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state.

18.  RECORDS

          Custodian shall prepare and maintain any records relating to its activities hereunder in such manner as will meet the obligations of Skyline pursuant to the provisions of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder, and applicable federal and state tax laws and regulations. All such records shall be the property of Skyline and Custodian agrees to make any such records available to Skyline its dependent auditors and the Securities and Exchange Commission upon request and to preserve such records for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940, as amended and applicable federal and state tax laws and regulations.

19.  DISCLAIMER OF LIABILITY

          This agreement is executed on behalf of Skyline by its officers in their capacities as officers and not individually. The obligations of Skyline under this agreement are not binding upon Skyline's trustees, officers, or shareholders individually but are binding only upon the assets and property of Skyline, or of the Fund to which the services performed pursuant to this Agreement relate. Skyline's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts.

20.  ADDITIONAL SERIES

          Skyline is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each portfolio established by Skyline, now or in the future, be covered by the terms and conditions of this Agreement. In order for a future portfolio to be covered by this Agreement, Skyline shall give notice to the Custodian of the designation of and the expected effective date of such portfolio.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above-written by their respective officers thereunto duly authorized.

          Executed in several counterparts, each of which is an original.


Attest:                                           FIRSTAR TRUST COMPANY


By:                                               By:
   ---------------------------                       ---------------------------

Title:                                            Title:
      ------------------------                          ------------------------


Attest:                                           SKYLINE ASSET MANAGEMENT, L.P.


By:                                               By:
   ---------------------------                       ---------------------------

Title:                                            Title:
      ------------------------                          ------------------------

Attest:                                           SKYLINE FUNDS


By:                                               By:
   ---------------------------                       ---------------------------

Title:                                            Title:
      ------------------------                          ------------------------

                        MUTUAL FUND CUSTODIAL AGENT SERVICE
                        SKYLINE SPECIAL EQUITIES PORTFOLIO,
                          SKYLINE SPECIAL EQUITIES II and
                            SKYLINE CONTRARIAN EQUITIES
                                ANNUAL FEE SCHEDULE


-    Annual fee based on market value of assets:
     -    $0.20 per $1,000 (2 basis points)
          less 15% discount

- Investment transactions: (purchase, sale, exchange, tender, redemption, maturity, receipt, delivery)
     -    $12.00 per book entry security (depository or Federal Reserve system)
     -    $25.00 per definitive security (physical)
     -    $75.00 per Euroclear
     -    $ 8.00 per principal reduction pass-through certificates
     -    $35.00 per option/futures contract
     -    $ 7.50 per variation margin transaction
     -    $ 7.50 per Fed wire deposit or withdrawal

- Variable Amount Notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time it is credited to your account

-    Extraordinary expenses:  Based on time and complexity involved

-    Out-of-pocket expenses:  Charged to the account

- Fees are billed; monthly, based on market value at the beginning of the month